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                                                                       EXHIBIT 3

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                                 40 ROWES WHARF
                                BOSTON, MA 02110

                                    __, 2005

Investors Bank & Trust Company
Financial Product Services
200 Clarendon Street
Boston, Massachusetts 02116

Re: Amendment to the Custodian Agreement, dated August 1, 1991, by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC (formerly, Grantham, Mayo, Van Otterloo & Co.) ("GMO") and Investors Bank & Trust Company ("IBT"), as amended (the "Custodian Agreement") and the Amended and Restated Delegation Agreement, dated as of June 29, 2001, by and between IBT and GMO Trust, and on behalf of certain of its series of the Trust, as amended (the "Delegation Agreement").

Ladies and Gentlemen:

     GMO Trust hereby notifies you that it has established two additional series of shares, namely, the "GMO Strategic Balanced Allocation Fund" and the "GMO World Opportunities Equity Allocation Fund" (the "New Funds"). The Trust (as defined in each of the Custodian Agreement and the Delegation Agreement) desires that you serve as (i) custodian of the assets of the New Funds under the terms of the Custodian Agreement and (ii) delegate with respect to the assets of the New Funds under the terms of the Delegation Agreement.

     If you agree to so serve as the custodian and delegate for the New Funds, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon each of the New Funds shall be deemed a "Fund" under each of the Custodian Agreement and the Delegation Agreement. This letter agreement shall constitute an amendment to each of the Custodian Agreement and the Delegation Agreement and, as such, a binding agreement among the Trust, GMO (only in the case of the Custodian Agreement) and you in accordance with its terms.

                                        Sincerely,

                                        GMO TRUST


                                        By:
                                            ------------------------------------
                                            Name: Elaine M. Hartnett
                                            Title: Vice President and Secretary


                                        GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC


                                        By:
                                            ------------------------------------
                                            Name: Elaine M. Hartnett
                                            Title: Associate General Counsel
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Investors Bank & Trust Company                                          __, 2005

The foregoing is hereby
accepted and agreed.

INVESTORS BANK & TRUST COMPANY


By:
    ---------------------------------
    Name:
    Title:


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